Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Park National
Corporation:

Form S-8 No. 33-92060
Form S-8 No. 333-52653
Form S-8 No. 333-59360
Form S-8 No. 333-59378
Form S-8 No. 333-91178
Form S-8 No. 333-168334
Form S-8 No. 333-188323
Form S-3 No. 333-181515
Form S-3 No. 333-207137

of our report dated February 18, 2016, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP
Columbus, Ohio
February 18, 2016